Exhibit 23.2

Consent of Independent Auditor

We consent to the inclusion in this Post-Effective Amendment No.2 to the Registration Statement on Form F-1 (File No. 333-257879) of our report dated August 11, 2021, on our audits of the consolidated financial statements of Shop Holding Corporation as of December 31, 2020 and 2019 and for the years then ended.

Los Angeles, California
April 13, 2022